UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 10, 2012 (August 9, 2012)

Alliance One International, Inc.
(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8001 Aerial Center Parkway
Morrisville, NC 27560-8417
(Address of principal executive offices)

(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)    The Company's 2012 annual meeting of shareholders was held on August 9, 2012.

(b)    At the meeting, the matters submitted to a vote of shareholders, and outcome of the vote, were as follows:

(1)    Joyce L. Fitzpatrick was elected as a Class I Director for a one-year term expiring in 2013, J. Pieter Sikkel was elected as a Class II Director for a two-year term expiring in 2014, and John M. Hines, Mark W. Kehaya and Martin R. Wade, III were elected as Class III Directors for a three-year term expiring in 2015;

(2)    The appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2013 was ratified; and

(3)    A resolution to approve, on an advisory basis, the compensation paid to the Company's named executive officers, was adopted.

The voting results with respect to these matters are set forth in the tables below:

1.	Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joyce L. Fitzpatrick	60,964,696	1,904,306	11,403,454
J. Pieter Sikkel	59,690,387	3,178,615	11,403,454
John M. Hines	60,961,251	1,907,751	11,403,454
Mark W. Kehaya	60,955,044	1,913,958	11,403,454
Martin R. Wade, III	60,972,590	1,896,412	11,403,454

2.	Ratification of Independent Auditors

Votes For	Votes Against	Votes Abstained
74,075,088	176,557	20,811

There were no broker non-votes with respect to the ratification of independent auditors, which was considered a “routine” matter under the rules of the New York Stock Exchange.

3.	Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
61,956,408	710,011	202,583	11,403,454

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2012

ALLIANCE ONE INTERNATIONAL, INC.

By:        /s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President - Chief Financial
Officer